Exhibit 3.1

FOURTH AMENDED AND RESTATED

BYLAWS

OF

HELIOS TECHNOLOGIES, INC.

Set forth below are the Bylaws of Helios Technologies, Inc., a Florida corporation (the “Corporation”), as adopted by the Board of Directors of the Corporation effective as of June 4, 2021.

ARTICLE I

Offices

Section 1.Registered Office.  The address of the Corporation’s registered office in the State of Florida is 7456 16th Street, Sarasota, Florida 34243.

Section 2.Other Offices.  The Corporation also may have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Shareholders

Section 1.Place of Meetings.  Meetings of the Shareholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Florida, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may determine, in its sole discretion, to hold the meeting solely by means of remote communication.

If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders and holders of proxies representing shareholders not physically present at that meeting may, by means of remote communication, participate in, and be deemed present and vote at, a meeting of shareholders, whether held at a designated place or solely by means of remote communication.

Section 2.Annual Meetings.  The Annual Meetings of Shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Written notice of the Annual Meeting stating the place, date and hour of the meeting, and means of remote communication, if any, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3.Special Meeting.  Special Meetings of Shareholders may be called by the Chairman, the President, a majority of the Board of Directors and shall be called if the holders of

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fifty percent (50%) of the votes entitled to be cast on any issue proposed to be considered at the proposed meeting sign, date and deliver a written demand or several such written demands for the special meeting describing the purpose or purposes for the meeting to the Corporation’s Secretary.  Only business within the purpose or purposes described in the special meeting notice may be conducted at such special meeting.  Written notice of a Special Meeting must state the place, date and hour of the meeting, the means of remote communication, if any, and the purpose or purposes for which the meeting is called and shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting.

Section 4.Quorum.  Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereof, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

Section 5.Voting.  If a quorum exists, (i) action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or Florida law requires a greater number of affirmative votes, and (ii) each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such shareholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6.List of Shareholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of the Corporation who is present.

Section 7.Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by

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Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 8.Notice of Business.  At any annual meeting of shareholders, only such business shall be conducted as shall have been (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or to the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by a shareholder who is a shareholder of record at the time of the giving of the notice provided for in this Section 8 of this Article II and who shall be entitled to vote at such meeting.  If the outstanding shares of the capital stock are held by more than thirty (30) shareholders, then no action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken by written consent without a meeting of such shareholders.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days prior to the anniversary of the date of the proxy statement relating to the prior year’s annual meeting of shareholders.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the meeting, (iii) the name and record address of the shareholder proposing such business, (iv) the class or series and number of shares of the Corporation which are owned beneficially or of record by the shareholder, (v) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of such business by the shareholder and any material interest of the shareholder in such business, and (vi) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 8 of this Article II; provided, however, that nothing in this Section 8 of this Article II shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

The officer of the Corporation presiding at the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8 of this Article II, and if he or she should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing provisions of this Section 8 of this Article II, a shareholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 8 of this Article II.

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ARTICLE III

Directors

Section 1.Number of Directors.  The number of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Directors then in office.  The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors.  Each Director shall be elected for a three-year term.  If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

Section 2.Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors at the annual meeting may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article III.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the meeting; provided, however, that in the event that less than one hundred and twenty (120) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.  Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal  occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (v) the consent of the person to serve as a Director of the Corporation, if so elected; and (b) as to the shareholder giving the notice (i) the name and record address of shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person pursuant to which the nominations are to be made, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named, and (v) certain other information.  The Corporation may require any proposed nominee to furnish such other information as reasonably may be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the

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foregoing procedure, and if he or she should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

Subject to the rights of holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the Directors then in office, even if less than a quorum is present, or by a sole remaining Director.  The term of a Director elected to fill a vacancy expires at the next meeting of the shareholders at which Directors are elected.

Subject to the rights of holders of any series of Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any time, but only for cause by an affirmative vote of the holders of a majority of the then outstanding shares of voting stock.

Section 3.Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 4.Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Florida.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President or by a majority of the Board of Directors.  Notice of a special meeting must be given at least two (2) days prior to the date of the meeting by written notice pursuant to the notice provisions of these Bylaws.  The notice of a special meeting need not describe the purpose of the special meeting.

Section 5.Quorum.  Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.Actions of the Board.  Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7.Meetings by Means of Conference Telephone.  Unless otherwise provided by the Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar

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communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 of Article III shall constitute presence in person at such meeting.

Section 8.Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9.Compensation.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors and/or a stated salary as Director.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10.Interested Directors.  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee, or the shareholders.

ARTICLE IV

Officers

Section 1.General.  The officers of the Corporation shall be appointed by the Board of Directors and shall include a Chairman, a President, and a Secretary.  The Board of Directors, in its discretion, also may appoint a Vice Chairman of the Board of Directors, a Treasurer, and one or more Vice Presidents, Assistant Secretaries and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws.  The officers of the Corporation need not be shareholders of the Corporation nor, except in the case of

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the Chairman and Vice Chairman of the Board of Directors, need such officers be Directors of the Corporation.

Section 2.Appointment.  The Board of Directors shall appoint the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such actions as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.Chairman.  The Chairman, if present, shall preside at all meetings of the shareholders and of the Board of Directors.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 5.Vice Chairman.  In the absence or disability of the Chairman, or if there be none, the Vice Chairman shall preside at all meetings of the shareholders and the Board of Directors.  The Vice Chairman of the Board of Directors also shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 6.President.  The President shall be the chief executive officer of the Corporation unless the Board of Directors shall resolve otherwise, and, as such, shall have general supervision and direction of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  In the absence or disability of the Chairman and the Vice Chairman, or if there be none, the President shall preside at all meetings of the shareholders and the Board of Directors.  The President also shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 7.Vice President.  At the request of the President or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman or Vice Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice

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President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.  If there is no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all powers of and be subject to the restrictions upon the President.

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Section 8.Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary also shall perform like duties of the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors, under whose supervision he or she shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the President or the Board of Directors may choose another officer to cause such notice to be given.  The Secretary shall have responsibility for authenticating records of the Corporation and have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9.Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 10.Assistant Secretaries.  Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 11.Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers from time to time may be assigned to them by the President or the Board of Directors, as the case may be.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

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ARTICLE V

Stock

Section 1.Form of Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, the President or a Vice President, and (ii) by the Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned in the Corporation.

Section 2.Signatures.  Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3.Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only by the person named as the owner of the stock in the Corporation’s books and records or by his, her or its attorney lawfully constituted in writing and, if such stock is represented by a stock certificate, upon the surrender of the certificate therefor.

Section 5.Record Date.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting.

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Section 6.Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

Notices

Section 1.Notices.  Whenever written notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any Director, member of a committee or shareholder, such notice may be given by mail, addressed to such Director, member of a committee or shareholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by electronic facsimile, electronic transmission, or telegram, telex or cable.  Written notices may be delivered personally, by mail, telegram, telecopy, electronic transmission or nationally recognized overnight courier service (such as Federal Express, UPS, Emery or Purolator) to each Director at his or her address.  Such notice shall be effective upon the earliest of (a) receipt, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) the day after its deposit with such an overnight courier service, marked for next day delivery.  Such written notice shall include the date, time and place of the meeting.

Section 2.Waivers of Notice.  Whenever any notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any Director, member of a committee or shareholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

General Provisions

Section 1.Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.Disbursements.  All checks or demands for money and notes of the Corporation shall be signed or signed by facsimile by each officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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Section 4.Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Florida.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Indemnification

Section 1.Power to Indemnify in Actions, Suits or Proceedings.

(1) Except as otherwise provided in this Article VIII or the Florida Business Corporation Act, the Corporation shall indemnify each individual who is a party to a proceeding because the individual is or was a Director or officer against liability incurred in the proceeding if:

(a)The Director or officer acted in good faith;

(b)The Director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation; and

(c)In the case of any criminal proceeding, the Director or officer had no reasonable cause to believe his or her conduct was unlawful.

(2)The conduct of a Director or officer with respect to an employee benefit plan for a purpose the Director or officer reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subsection (1)(b) of this Section 1.

(3)The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Director or officer did not meet the relevant standard of conduct described in this section.

(4)Unless ordered by a court under applicable provisions of the Florida Business Corporation Act, the Corporation may not indemnify a Director or an officer in connection with a proceeding by or in the right of the Corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation.

Section 2. Mandatory indemnification.  The Corporation shall indemnify an individual who is or was a Director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a Director or officer of the Corporation against expenses incurred by the individual in connection with the proceeding.

Section 3. Advance for expenses.

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(1)The Corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a Director or an officer if the Director or officer delivers to the Corporation a signed written undertaking of the Director or officer to repay any funds advanced if:

(a)The Director or officer is not entitled to mandatory indemnification under Section 2 of this Article VIII; and

(b)It is ultimately determined under Section 4 of this Article VIII or Section 5 of this Article VIII that the Director or officer has not met the relevant standard of conduct described in Section 1 of this Article VIII or the Director or officer is not entitled to indemnification under Section 9 of this Article VIII.

(2)The undertaking required by subsection (1)(b) of this Section 3 must be an unlimited general obligation of the Director or officer but need not be secured and may be accepted without reference to the financial ability of the Director or officer to make repayment.

(3)Authorizations under this Section 3 must be made:

(a) By the Board of Directors:

1.

If there are two or more qualified directors, by a majority vote of all of the qualified directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee appointed by such vote and comprised of two or more qualified directors; or

2.

If there are fewer than two qualified directors, by the vote necessary for action by the Board of Directors under Section 5 of Article III, Quorum, in which case Directors who are not qualified directors may participate in such vote; or

(b)By the shareholders, but shares owned by or voted under the control of a Director or officer who at the time of the authorization is not a qualified director or is an officer who is a party to the proceeding may not be counted as a vote in favor of the authorization.

Section 4. Court-ordered indemnification and advance for expenses.

(1)Unless the Corporation’s Articles of Incorporation provide otherwise, notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board of Directors or of the shareholders in the specific case, a Director or officer of the Corporation who is a party to a proceeding because he or she is or was a Director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the Corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court may:

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(a)Order indemnification if the court determines that the Director or officer is entitled to mandatory indemnification under Section 2 of this Article VIII;

(b)Order indemnification or advance for expenses if the court determines that the Director or officer is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (1) of Section 8 of this Article VIII; or

(c)Order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the Director or officer or to advance expenses to the Director or officer, even if he or she has not met the relevant standard of conduct set forth in Section 1 of this Article VIII, has failed to comply with Section 3 of this Article VIII, or was adjudged liable in a proceeding referred to in Section 9 of this Article VIII. If the Director or officer was adjudged liable, indemnification shall be limited to expenses incurred in connection with the proceeding.

(2)If the court determines that the Director or officer is entitled to indemnification under subsection (1)(a) of this Section 4 or to indemnification or advance for expenses under subsection (1)(b) of this Section 4, it shall also order the Corporation to pay the Director’s or officer’s expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the Director or officer is entitled to indemnification or advance for expenses under subsection (1)(c) of this Section 4, it may also order the Corporation to pay the Director’s or officer’s expenses to obtain court-ordered indemnification or advance for expenses.

Section 5. Determination and authorization of indemnification.

(1)Unless ordered by a court under Section 4 of this Article VIII, the Corporation may not indemnify a Director or officer under Section 1 of this Article VIII unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the Director or officer has met the relevant standard of conduct set forth in Section 1 of this Article VIII.

(2)The determination shall be made:

(a)If there are two or more qualified directors, by the Board of Directors by a majority vote of all of the qualified directors, a majority of whom shall for such purposes constitute a quorum, or by a majority of the members of a committee of two or more qualified directors appointed by such a vote; or

(b)By independent special legal counsel:

1.	Selected in the manner prescribed by paragraph (a); or
2.	If there are fewer than two qualified directors, selected by the Board of Directors, in which selection directors who are not qualified directors may participate; or

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(c)By the shareholders, but shares owned by or voted under the control of a Director or officer who, at the time of the determination, is not a qualified director or an officer who is a party to the proceeding may not be counted as votes in favor of the determination.

(3)Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if the determination of permissibility has been made by independent special legal counsel under Section 5(2)(b), any authorization of indemnification associated with such determination shall be made by either such independent special legal counsel or by those who otherwise would be entitled to select independent special legal counsel under Section 5(2)(b).

Section 6.[Intentionally Omitted].

Section 7.Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is or was a Director or officer of the Corporation, or who, while a Director or officer of the Corporation, is or was serving at the Corporation’s request as a Director, officer, manager, member, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise or entity, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as a Director or officer, whether or not the Corporation would have power to indemnify or advance expenses to the individual against the same liability under this chapter.

Section 8.Variation by Corporate Action.

(1)The indemnification provided pursuant to Section 1 of this Article VIII and Section 2 of this Article VIII and the advancement of expenses provided pursuant to Section 3 of this Article VIII are not exclusive, and the Corporation may, by a provision in its Articles of Incorporation or any agreement, or by vote of shareholders or disinterested Directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its Directors or officers. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(3) and Section 5(3) of this Article VIII. Any such provision that obligates the Corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the Corporation to advance funds to pay for or reimburse expenses in accordance with Section 3 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

(2)A right of indemnification or to advance for expenses created by this Article VIII and by subsection (1) of this Section 8 and in effect at the time of an act or omission may not be eliminated or impaired with respect to such act or omission by an amendment of the Articles of Incorporation or bylaws or a resolution of the Directors or shareholders, adopted after the occurrence of such act or omission, unless, in the case of a right created under subsection (1) of this Section 8, the provision creating such right and in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

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(3)Any provision pursuant to subsection (1) of this Section 8 shall not obligate the Corporation to indemnify or advance for expenses to a Director or officer of a predecessor of the Corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

(4)Subject to subsection (2) of this Section 8, the Corporation may, by a provision in its Articles of Incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this chapter.

(5)This Article VIII does not limit the Corporation’s power to pay or reimburse expenses incurred by a Director, an officer, an employee, or an agent in connection with appearing as a witness in a proceeding at a time when he or she is not a party.

(6) This Article VIII does not limit the Corporation’s power to indemnify, advance expenses to, or provide or maintain insurance on behalf of or for the benefit of an individual who is or was an employee or agent.

Section 9.Overriding restrictions on indemnification.

(1)Unless ordered by a court under subsection (1)(c) of Section 4 of this Article VIII, the Corporation may not indemnify a Director or officer under Section 1 or Section 8 of this Article VIII or advance expenses to a Director or officer under Section 3 or Section 8 of this Articles VIII if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)Willful or intentional misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder;

(b)A transaction in which a Director or officer derived an improper personal benefit;

(c)A violation of the criminal law, unless the Director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or

(d)In the case of a Director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable.

(2)The Corporation may provide indemnification or advance expenses to a Director or an officer only as allowed by ss. 607.0850-607.0859 of the Florida Business Corporation Act.

Section 10. Definitions. For purposes of this Article VIII, the following terms shall have the following definitions:

(1)“Agent” includes a volunteer.

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(2)“Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director or officer, member, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise or entity, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have been with respect to such constituent corporation if its separate existence had continued.

(3)“Director” or “officer” means an individual who is or was a director or officer, respectively, of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity. A director or officer is considered to be serving an employee benefit plan at the Corporation’s request if the individual’s duties to the Corporation or such plan also impose duties on, or otherwise involve services by, the individual to the plan or to participants in or beneficiaries of the plan. The term includes, unless the context otherwise requires, the estate, heirs, executors, administrators, and personal representatives of a director or officer.

(4)“Expenses” includes reasonable attorney fees, including those incurred in connection with any appeal.

(5)“Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(6)“Party” means an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

(7)“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

(8)A “qualified director” is a director who, at the time action is to be taken under this Article VIII Section 607.0853 or s. 607.0855:

(a)Is not a party to the proceeding;

(b)Is not a director as to whom a transaction is a director’s conflict of interest transaction, which transaction is challenged in the proceeding; and

(c)Does not have a material relationship with a director who is disqualified by virtue of not meeting the requirements of subparagraph (a) or subparagraph (b).

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(9)“Serving at the Corporation’s request” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

ARTICLE IX

Amendments

The Corporation’s Board of Directors may amend or repeal these Bylaws unless:  (a) the Articles of Incorporation or law reserves the power to amend the Bylaws generally, or a particular Bylaw provision exclusively, to the shareholders; or (b) the shareholders, in amending or repealing the Bylaws generally or a particular Bylaw provision, provide expressly that the Board of Directors may not amend or repeal the Bylaws or that Bylaw provision.

The Corporation’s shareholders may amend or repeal the Corporation’s Bylaws even though the Bylaws also may be amended or repealed by its Board of Directors.

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